Exhibit 99.2

M3-Brigade Acquisition III Corp.

Announces Closing of Upsized $300

Million Initial Public Offering

NEW YORK, Oct. 26, 2021 /PRNewswire/ — M3-Brigade Acquisition III Corp. (the “Company”), a special purpose acquisition company, announced today the closing of its initial public offering of 30,000,000 units at a price of $10.00 per unit. The units were listed on the New York Stock Exchange and began trading under the ticker symbol “MBSC.U” on October 22, 2021. Each unit consists of one share of Class A common stock of the Company and one-third of one redeemable public warrant. Each whole public warrant entitles the holder thereof to purchase one share of Class A common stock of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares of Class A common stock and public warrants are expected to be listed on the New York Stock Exchange under the symbols “MBSC” and “MBSC WS,” respectively.

The Company is sponsored by M3-Brigade Sponsor III LP, a Delaware limited partnership, and is led by Mohsin Y. Meghji as the Executive Chairman of the Board of Directors and Matthew Perkal as Chief Executive Officer. The Company is a newly organized blank check company incorporated in March 2021 as a Delaware corporation for the purpose of effecting a merger, consolidation, share exchange, asset acquisition, share purchase, reorganization or business combination with one or more businesses.

Cantor Fitzgerald & Co. acted as the sole book-running manager for this offering. The underwriters purchased an additional 3,900,000 units in connection with the offering, reflecting a partial exercise of its option to purchase up to 3,915,000 additional units. The offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from:

•	Cantor Fitzgerald & Co, Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com

The registration statement relating to the securities became effective on October 21, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering, the search for an initial business combination and the anticipated use of the net proceeds. No assurance can be given that the initial public offering or the search for an initial business combination will be completed on the terms described, or at all, or that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by applicable law.

About M3-Brigade Acquisition III Corp.

M3-Brigade Acquisition III Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. We intend to focus its efforts on seeking and consummating an initial business combination with a company that has an enterprise value of at least $1 billion, although a target entity with a smaller or larger enterprise value may be considered. While we may pursue an acquisition opportunity in any business industry or sector and in any geographic region, we expect to focus on businesses or companies which are based in North America and have been impacted by the COVID-19 pandemic or businesses in the renewable energy sector (or related products or services).

Contact:

M3-Brigade Acquisition III Corp.

c/o M3 Partners, LP

1700 Broadway

19th Floor

New York, NY 10019

T: 212-202-2200

www.m3-brigade.com

Investor Relations

Kristin Celauro (212) 202-2223